[CENDANT LOGO]



                   CENDANT REPORTS SECOND QUARTER 2000 RESULTS

          Adjusted EPS from Continuing Operations, Excluding Move.com,
                   Rose 13% to $0.26 in 2000 vs. $0.23 in 1999

  Reported EPS from Continuing Operations was $0.24 in 2000 vs. $1.06 in 1999,
           Including $0.86 Gain in 1999 from Disposition of Businesses

NEW YORK, NY, JULY 19, 2000 - Cendant Corporation (NYSE: CD) today reported second quarter and first half 2000 results.

"We had a good quarter with our earnings per share up 13% and year-to-date earnings per share up 18% compared with last year," said Cendant Chairman, President and Chief Executive Officer, Henry R. Silverman. "We achieved these results through the solid performance of our franchise brands, the improved financial results in our membership businesses, and several initiatives to control costs. Our management remains focused on increasing shareholder value and to that end, we continue to pursue organic growth of our businesses, implementation of our convergence strategy to apply our off-line assets to the online world, and acquisitions and joint ventures that leverage our core competencies."

SECOND QUARTER DIVISION RESULTS

The underlying discussion of each division's operating results focuses on revenues and EBITDA. EBITDA is defined as earnings before non-operating interest, income taxes, depreciation, amortization and minority interest. Adjusted results exclude net gains and losses on disposition of businesses and other items that are of a non-recurring or unusual nature. (See Table 4 for Revenues and Adjusted EBITDA by Segment and Table 5 for Segment Revenue Driver Analysis.) All dollar amounts are in millions.

TRAVEL DIVISION

Travel                     2000               1999              % change
------------------------------------------------------------------------------
Revenues                   $294               $290                   1%
------------------------------------------------------------------------------
Adjusted EBITDA            $145               $146                  (1%)
------------------------------------------------------------------------------
Adjusted EBITDA Margin     49%                50%
------------------------------------------------------------------------------

Franchise fees rose primarily as a result of room growth in Lodging. Timeshare subscription revenues also increased, primarily as a result of increased memberships. Results include reductions due to the timing and allocation of certain revenues and expenses. Excluding these reductions, revenues increased 2% and Adjusted EBITDA increased 4% in second quarter 2000 over second quarter 1999.

REAL ESTATE DIVISION

Real Estate Franchise      2000              1999                 % change
----------------------------------------------------------------------------
Revenues                   $166              $159                     4%
----------------------------------------------------------------------------
EBITDA                     $125              $114                    10%
----------------------------------------------------------------------------
EBITDA Margin              75%               72%
----------------------------------------------------------------------------

Revenues increased as a result of higher royalty fees supported by unit growth and an increase in the average price of homes sold by our franchisees. Through our continued franchise sales efforts, we have increased our market share. Second quarter 2000 includes a $10 million gain on a payment from NRT, our largest real estate franchisee, pursuant to its now completed recapitalization plan. Since there was an identical gain in second quarter 1999, there was no impact on EBITDA growth year over year. Excluding timing differences in the revenues recorded for our real estate brand national advertising funds that have no impact on EBITDA, revenues for the segment increased 9% and the EBITDA margin remained constant at 75%.

Relocation                 2000              1999                % change
--------------------------------------------------------------------------
Revenues                   $114              $107                    7%
--------------------------------------------------------------------------
EBITDA                     $38               $34                    12%
--------------------------------------------------------------------------
EBITDA Margin              33%               32%
--------------------------------------------------------------------------

Revenues and EBITDA increased primarily from additional sales of outsourcing services to existing customers, higher international services fees from new and existing clients and other ancillary service fees. These results reflect a continuing trend from asset-based to service-based fees. During the second quarter, we signed 30 new accounts and expanded 31 existing business relationships. A gain recognized in the second quarter of 1999 on the sale of a minority interest in an insurance subsidiary partially offset revenue and EBITDA growth. Excluding this gain, revenues increased 14% and EBITDA increased 41% in second quarter 2000 over 1999.

Mortgage                   2000              1999             % change
------------------------------------------------------------------------
Revenues                   $97               $107               ( 9%)
------------------------------------------------------------------------
EBITDA                     $30               $50                (40%)
------------------------------------------------------------------------
EBITDA Margin              31%               47%
------------------------------------------------------------------------

Revenues decreased due to a reduction in origination revenues. Total mortgage closings of $5.9 billion consisted of $5.5 billion in purchase mortgages and $400 million in refinance mortgages. Total closings declined by $1.9 billion compared with second quarter 1999 primarily because of a reduction in refinance volume from the unprecedented refinancing activity in 1999. Mortgage closings from our Log In - Move In Internet business continued to grow and were $244 million in second quarter 2000 compared with $64 million in second quarter 1999. EBITDA margin decreased principally as a result of the reduced volume of refinancings and increased spending for technology. During the quarter, we entered into outsourcing agreements with eight major organizations to provide mortgage origination services, including AOL for its Member Perks program. As previously disclosed, we expect full year 2000 EBITDA in the mortgage segment to be slightly lower than 1999.

DIRECT MARKETING DIVISION

Individual Membership      2000              1999                   % change
--------------------------------------------------------------------------------
Revenues                   $188              $246                     (24%)
--------------------------------------------------------------------------------
Adjusted EBITDA            $45               $17                      165%
--------------------------------------------------------------------------------
Adjusted EBITDA Margin     24%               7%
--------------------------------------------------------------------------------

While Individual Membership revenues decreased on a reported basis, revenues were relatively flat and Adjusted EBITDA increased 80% on a comparable basis, excluding the operations of disposed businesses. Adjusted EBITDA increased principally due to our focus on profitability by carefully targeting marketing efforts and reducing solicitation spending.

Insurance/Wholesale        2000                1999                  % change
--------------------------------------------------------------------------------
Revenues                   $145                $143                      1%
--------------------------------------------------------------------------------
EBITDA                     $42                 $50                     (16%)
--------------------------------------------------------------------------------
EBITDA Margin              29%                 35%
--------------------------------------------------------------------------------

Insurance/Wholesale revenues rose primarily as a result of international expansion. EBITDA decreased primarily due to costs associated with the consolidation of domestic operations from California to Tennessee. For the first six months, EBITDA increased marginally over last year and we expect that full year results will continue to show improvement over 1999.

DIVERSIFIED SERVICES DIVISION

Diversified Services       2000              1999               % change
-----------------------------------------------------------------------------
Revenues                   $118              $230                  (49%)
-----------------------------------------------------------------------------
Adjusted EBITDA            $8                $12                   (33%)
-----------------------------------------------------------------------------
Adjusted EBITDA Margin     7%                 5%
-----------------------------------------------------------------------------

Revenues decreased as a result of the 1999 business dispositions, including Global Refund Group, Entertainment Publications, and Green Flag Group. The absence of these divested businesses from second quarter 2000 operations resulted in a reduction in revenues of $113 million with no impact on Adjusted EBITDA. Adjusted EBITDA also includes the costs incurred to pursue Internet initiatives through Cendant Internet Group.

MOVE.COM GROUP

Move.com Group             2000                      1999
--------------------------------------------------------------
Revenues                   $15                        $3
--------------------------------------------------------------
EBITDA                    ($29)                      ($6)
--------------------------------------------------------------

Move.com Group revenues increased fivefold because of higher sponsorship revenues made possible by the first quarter 2000 launch of our Internet real estate services portal, move.com. Results reflect increased investment in marketing and development of the move.com portal. The Company expects Move.com Group will continue to report losses for the foreseeable future resulting from continuing investment in the growth of the business.

EPS ITEMS

Cendant Corporation has two classes of common stock: CD stock and Move.com stock. CD stock is intended to track the performance of Cendant Group and Move.com stock is intended to track the performance of Move.com Group. Beginning with second quarter 2000, Cendant reported EPS on the two class method. Reported EPS for CD stock includes Cendant Group operations and a majority interest in Move.com Group. Reported EPS for Move.com stock includes Move.com Group operations less Cendant Group's retained interest in Move.com Group.

The following items are reflected in second quarter 1999 reported results:

o A gain of $0.86 per share after tax on the dispositions of the Company's Fleet business segment and certain other non-strategic businesses

o A charge of $0.02 per share after tax to fund a contribution to a trust for the transition of the Company's lodging franchisees to a company-sponsored property management system

BALANCE SHEET AND CASH FLOW ITEMS

o In second quarter 2000, we purchased approximately 7 million shares of CD stock under a program initiated in October 1998. Since the inception of the program, we have reduced shares outstanding by 21%. The Company has $500 million remaining under its authorized share repurchase program.

o As of June 30, 2000, we had approximately $2.4 billion of debt, available credit of $1.75 billion, and $1.2 billion of cash and cash equivalents on hand. The net debt to total capital ratio was 22%.

o Annualized return on common equity measured on year-to-date adjusted net income was 30%.

CONFERENCE CALL

Cendant will host a conference call to discuss second quarter results on Thursday, July 20, 2000 at 11:00 a.m. Eastern Time. Investors may access this call live at www.Cendant.com or dial in to 719-457-2621. A replay will be available beginning at 2:00 p.m. Eastern Time on July 20 until 8:00 p.m. on July 24, 2000 at www.Cendant.com or through the replay dial-in number: (719) 457-0820, access code: 286781.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict including the outcome of litigation. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Form 10-K for the year ended December 31, 1999, including completion of the settlement of the class action litigation.

Cendant Corporation is a global provider of real estate, travel and direct marketing related consumer and business services. The Company's core competencies include building franchise systems, providing outsourcing solutions and direct marketing. As a franchiser, Cendant is among the world's leading franchisers of real estate brokerage offices, hotels, rental car agencies, and tax preparation services. The Company's real estate-related operations also include Move.com Group, Cendant's relocation, real estate and home-related services portal on the Internet. As a provider of outsourcing solutions, Cendant is a major provider of mortgage services to consumers, the global leader in employee relocation, and the world's largest vacation exchange service. In direct marketing, Cendant provides access to insurance, travel, shopping, auto, and other services primarily to customers of its affinity partners. In addition, Cendant Internet Group is pursuing a convergence strategy for the Company's off-line and online businesses. Other business units include NCP, the UK's largest private car park operator, and Wizcom, an information technology services provider. Headquartered in New York, NY, the Company has approximately 28,000 employees and operates in over 100 countries.

More information about Cendant, its companies, brands and current SEC filings may be obtained by calling 877-4INFO-CD (877-446-3623) or by visiting the Company's Web site at www.Cendant.com.

Media Contact:             Investor Contacts:
Elliot Bloom               Denise Gillen             Sam Levenson
212-413-1832               212-413-1833              212-413-1834

                                                                         TABLE 1

                      CENDANT CORPORATION AND SUBSIDIARIES
                         FINANCIAL RESULTS OF OPERATIONS
                                  (IN MILLIONS)



                        THREE MONTHS ENDED JUNE 30, 2000
                        --------------------------------

                 AS                       AS       DISPOSED        MOVE.COM   COMPARABLE
              REPORTED    ADJUSTMENTS   ADJUSTED  BUSINESSES (B)   GROUP (C)   BASIS (D)
              --------    -----------   --------  --------------   ---------   ---------
Revenues      $ 1,137     $     -       $ 1,137    $    1           $   15     $ 1,121
EBITDA (A)        403           1(E)        404         -              (29)        433



                        THREE MONTHS ENDED JUNE 30, 1999
                        --------------------------------

                 AS                       AS       DISPOSED        MOVE.COM   COMPARABLE
              REPORTED    ADJUSTMENTS   ADJUSTED  BUSINESSES (B)   GROUP (C)   BASIS (D)
              --------    -----------   --------  --------------   ---------   ---------
Revenues      $ 1,391     $     -       $ 1,391    $  282           $    3     $ 1,106
EBITDA (A)      1,179        (721)(F)       458        39               (6)        425


                         SIX MONTHS ENDED JUNE 30, 2000
                         ------------------------------

                 AS                       AS       DISPOSED        MOVE.COM   COMPARABLE
              REPORTED    ADJUSTMENTS   ADJUSTED  BUSINESSES (B)   GROUP (C)   BASIS (D)
              --------    -----------   --------  --------------   ---------   ---------
Revenues      $ 2,265     $     -       $ 2,265    $    4           $   26     $ 2,235
EBITDA (A)        733          83(G)        816         -              (55)        871


                         SIX MONTHS ENDED JUNE 30, 1999
                         ------------------------------

                 AS                       AS       DISPOSED        MOVE.COM   COMPARABLE
              REPORTED    ADJUSTMENTS   ADJUSTED  BUSINESSES (B)   GROUP (C)   BASIS (D)
              --------    -----------   --------  --------------   ---------   ---------
Revenues      $ 2,708     $     -       $ 2,708    $  540           $    6     $ 2,162
EBITDA (A)      1,604        (713) (H)      891        74               (6)        823


-----------

(A) Defined as earnings before non-operating interest, income taxes, depreciation, amortization and minority interest.

(B)   Reflects the operating results of businesses which were disposed.

(C) The Move.com Group represents a group of businesses which provide a broad range of quality relocation, real estate and home-related products and services through its flagship portal site, move.com, and through the move.com network.

(D) Comparable Basis reflects the consolidated As Adjusted results of operations less the operating results of the Disposed Businesses and the Move.com Group.

(E) Includes $5 million ($3 million, after tax) of investigation-related costs, partially offset by $4 million ($2 million, after tax) of gains related to the dispositions of businesses.

(F) Includes a net gain of $750 million ($709 million, after tax or $.86 per diluted share) related to the dispositions of businesses. Such gain was partially offset by charges of (i) $23 million ($15 million, after tax or $.02 per diluted share) in connection with the transition of the Company's lodging franchisees to a Company sponsored property management system and
      (ii) $6 million ($4 million, after tax or $.01 per diluted share) for investigation-related costs.

(G) Includes charges of (i) $106 million ($70 million, after tax or $.09 per diluted share) in connection with restructuring and other initiatives focused principally on improving the overall level of organizational efficiency, consolidating and rationalizing existing processes, reducing cost structures in the Company's underlying businesses and other related efforts, (ii) $10 million ($6 million, after tax or $.01 per diluted share) for net losses related to the dispositions of businesses and (iii) $8 million ($5 million, after tax or $.01 per diluted share) for investigation-related costs. Such charges were partially offset by a non-cash credit of $41 million ($26 million, after tax or $.03 per diluted share) in connection with a change to the original estimate of the number of Rights to be issued in connection with the PRIDES settlement resulting from unclaimed and uncontested Rights.

(H) Includes a net gain of $750 million ($709 million, after tax or $.85 per diluted share) related to the dispositions of businesses and a $1 million unusual credit recorded in connection with the sale of a Company subsidiary, partially offset by charges of (i) $23 million ($15 million, after tax or $.02 per diluted share) in connection with the transition of the Company's lodging franchisees to a Company sponsored property management system, (ii) $8 million ($5 million, after tax or $.01 per diluted share) for investigation-related costs and (iii) $7 million ($4 million, after tax) related to the termination of a proposed acquisition.

                                                                         TABLE 2

                      CENDANT CORPORATION AND SUBSIDIARIES
                   SUPPLEMENTAL INCOME (LOSS) PER SHARE DATA -
                CALCULATION OF EARNINGS BY CLASS OF COMMON STOCK
                      (IN MILLIONS, EXCEPT PER SHARE DATA)



                                                                              THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                                JUNE 30, 2000                    JUNE 30, 2000
                                                                          ------------------------        ------------------------
                                                                             AS              AS              AS              AS
                                                                          REPORTED        ADJUSTED        REPORTED        ADJUSTED
                                                                          --------        --------        --------        --------
CD COMMON STOCK INCOME PER SHARE
Income (loss) from continuing operations:
       Cendant Group                                                      $  192          $  193          $  335          $  389
       Cendant Group's retained interest in Move.com Group                   (15)            (15)            (32)            (31)
                                                                          ------          ------          ------          ------
       Income from continuing operations - Basic                             177             178             303             358
                                                                          ======          ======          ======          ======
       Convertible debt interest, net of tax                                   3               3               5               5
                                                                          ------          ------          ------          ------
       Income from continuing operations - Diluted                        $  180          $  181          $  308          $  363
                                                                          ======          ======          ======          ======

Net income (loss):
       Cendant Group                                                      $  192          $  193          $  277          $  389
       Cendant Group's retained interest in Move.com Group                   (15)            (15)            (32)            (31)
                                                                          ------          ------          ------          ------
       Net income - Basic                                                    177             178             245             358
       Convertible debt interest, net of tax                                   3               3               5               5
                                                                          ------          ------          ------          ------
       Net income - Diluted                                               $  180          $  181          $  250          $  363

Weighted average shares outstanding:
       Basic                                                                 722             722             720             720
       Diluted                                                               762             762             765             765

Income per share:
       Basic
         Income from continuing operations                                $ 0.25          $ 0.25          $ 0.42          $ 0.50
         Net income                                                         0.25            0.25            0.34            0.50
       Diluted
         Income from continuing operations                                  0.24            0.24            0.40            0.48
         Net income                                                         0.24            0.24            0.33            0.48

MOVE.COM COMMON STOCK LOSS PER SHARE
Net loss:
       Move.com Group                                                     $  (17)         $  (17)         $  (34)         $  (33)
       Less:  Cendant Group's retained interest in Move.com Group            (15)            (15)            (32)            (31)
                                                                          ------          ------          ------          ------
       Net loss - Basic and Diluted                                       $   (2)         $   (2)         $   (2)         $   (2)
                                                                          ======          ======          ======          ======

Weighted average shares outstanding:
       Basic and Diluted                                                       4               4               4(B)            4(B)

Loss per share:
       Basic and Diluted (A)                                              $(0.67)         $(0.67)         $(0.67)         $(0.67)


----------

(A) In thousands, the net loss attributable to the Move.com common stock for the three and six months ended June 30, 2000 was $2,367 and the weighted average shares outstanding for three and six months ended June 30, 2000 was 3,524.

(B) Weighted average shares outstanding for the six month period was calculated from the date of issuance of the Move.com common stock (March 31, 2000) through June 30, 2000.

                                                                         TABLE 3


                      CENDANT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                      (In millions, except per share data)


                                                                                THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                                     JUNE 30,                      JUNE 30,
                                                                              ----------------------        ----------------------
                                                                               2000           1999           2000           1999
                                                                              -------        -------        -------        -------
Revenues
    Membership and service fees, net                                          $ 1,124        $ 1,347        $ 2,190        $ 2,600
    Fleet leasing, net                                                           --               11           --               30
    Other                                                                          13             33             75             78
                                                                              -------        -------        -------        -------
Net revenues                                                                    1,137          1,391          2,265          2,708

EXPENSES
    Operating                                                                     361            455            728            912
    Marketing and reservation                                                     228            288            444            550
    General and administrative                                                    144            190            277            355
    Depreciation and amortization                                                  86             97            171            190
    Other charges (credits):

      Restructuring and other unusual charges                                    --               23            106             22
      Litigation settlement and related costs                                    --             --              (41)          --
      Investigation-related costs                                                   5              6              8              8
      Termination of proposed acquisition                                        --             --             --                7
    Interest, net                                                                  22             54             47            102
                                                                              -------        -------        -------        -------
Total expenses                                                                    846          1,113          1,740          2,146
                                                                              -------        -------        -------        -------

Net gain (loss) on dispositions of businesses                                       4            750            (10)           750
                                                                              -------        -------        -------        -------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST                                  295          1,028            515          1,312
Provision for income taxes                                                         98            138            176            238
Minority interest, net of tax                                                      22             16             38             31
                                                                              -------        -------        -------        -------
INCOME FROM CONTINUING OPERATIONS                                                 175            874            301          1,043
Gain (loss) on sale of discontinued operations, net of tax                       --              (12)          --              181
                                                                              -------        -------        -------        -------
INCOME BEFORE EXTRAORDINARY LOSS AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE       175            862            301          1,224
Extraordinary loss, net of tax                                                   --             --               (2)          --
                                                                              -------        -------        -------        -------
INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                              175            862            299          1,224
Cumulative effect of accounting change, net of tax                               --             --              (56)          --
                                                                              -------        -------        -------        -------
NET INCOME                                                                    $   175        $   862        $   243        $ 1,224
                                                                              =======        =======        =======        =======


CD COMMON STOCK INCOME PER SHARE
    BASIC
       Income from continuing operations                                      $  0.25        $  1.14        $  0.42        $  1.33
       Net income                                                                0.25           1.12           0.34           1.56

    DILUTED

       Income from continuing operations                                         0.24           1.06           0.40           1.25
       Net income                                                                0.24           1.05           0.33           1.47

    WEIGHTED AVERAGE SHARES
       Basic                                                                      722            770            720            785
       Diluted                                                                    762            824            765            839

MOVE.COM COMMON STOCK LOSS PER SHARE
    BASIC AND DILUTED
       Net loss                                                               $ (0.67)                      $ (0.67)

    WEIGHTED AVERAGE SHARES
       Basic and Diluted                                                            4                             4


                                                                         TABLE 4


                      CENDANT CORPORATION AND SUBSIDIARIES
                     Revenues and Adjusted EBITDA by Segment
                              (Dollars in millions)


                                                  THREE MONTHS ENDED JUNE 30,
                                                  ---------------------------

                                          REVENUES                            ADJUSTED EBITDA (A)
                           ----------------------------------    ------------------------------------------
                            2000        1999        % CHANGE      2000         1999               % CHANGE
                           ----------------------------------    ------------------------------------------
Travel                     $  294      $  290           1%       $  145       $  146(D)              (1%)
Real Estate Franchise         166         159           4%          125          114                 10%
Relocation                    114         107           7%           38           34                 12%
Mortgage                       97         107          (9%)          30           50                (40%)
Individual Membership         188         246         (24%)          45           17(E)             165%
Insurance/Wholesale           145         143           1%           42           50                (16%)
Move.com Group                 15           3           *           (29)          (6)                 *
Diversified Services          118         230         (49%)           8(C)        12(F)             (33%)
Fleet                        --           106           *           --            41                  *
                           ------      ------                    ------       ------
Total                      $1,137      $1,391                    $  404       $  458
                           ======      ======                    ======       ======




                               SIX MONTHS ENDED JUNE 30,

                                          REVENUES                            ADJUSTED EBITDA (A)
                           ----------------------------------    ------------------------------------------
                            2000        1999        % CHANGE      2000         1999               % CHANGE
                           ----------------------------------    ------------------------------------------
Travel                     $  565      $  562           1%       $  271(G)    $  291(D)             (7%)
Real Estate Franchise         286         256          12%          209          185                 13%
Relocation                    206         198           4%           56           52                  8%
Mortgage                      174         200         (13%)          42           94                (55%)
Individual Membership         393         487         (19%)          96           29(E)             231%
Insurance/Wholesale           290         283           2%           90           88                  2%
Move.com Group                 26           6           *           (55)          (6)                 *
Diversified Services          325         509         (36%)         107(H)        77(I)              39%
Fleet                        --           207           *           --            81                  *
                           ------      ------                    ------       ------
Total                      $2,265      $2,708                    $  816       $  891
                           ======      ======                    ======       ======



-------------

*     Not meaningful.

(A) Defined as earnings before non-operating interest, income taxes, depreciation, amortization and minority interest, adjusted to exclude certain items which are of a non-recurring or unusual nature and not measured in assessing segment performance or are not segment specific.

(B) Excludes a charge of $106 million in connection with restructuring and other initiatives focused principally on improving the overall level of organizational efficiency, consolidating and rationalizing existing processes, reducing cost structures in the Company's underlying businesses and other related efforts ($60 million, $1 million, $1 million, $23 million, $9 million, $1 million and $11 million of charges were recorded within the Travel, Relocation, Mortgage, Individual Membership, Insurance/Wholesale, Move.com Group and Diversified Services segments, respectively).

(C) Excludes $5 million of investigation-related costs, partially offset by $4 million of gains related to the dispositions of businesses.

(D) Excludes $23 million in connection with the transition of the Company's lodging franchisees to a Company sponsored property management system.

(E) Excludes $34 million of net gains related to the dispositions of businesses.

(F) Excludes $716 million of net gains related to the dispositions of businesses, partially offset by $6 million of investigation-related costs.

(G)   Excludes $4 million of losses related to the dispositions of businesses.

(H) Excludes a non-cash credit of $41 million in connection with a change to the original estimate of the number of Rights to be issued in connection with the PRIDES settlement resulting from unclaimed and uncontested Rights. Such credit was partially offset by $6 million of losses related to the dispositions of businesses and $8 million of investigation-related costs.

(I) Excludes $716 million of net gains related to the dispositions of businesses and a $1 million unusual credit recorded in connection with the sale of a Company subsidiary, partially offset by $8 million of investigation-related costs and a $7 million charge related to the termination of a proposed acquisition.

                                                                         TABLE 5

                      CENDANT CORPORATION AND SUBSIDIARIES
                         SEGMENT REVENUE DRIVER ANALYSIS
            (REVENUE DOLLARS AND MORTGAGE SEGMENT VOLUME IN MILLIONS)

                                                           THREE MONTHS ENDED JUNE 30,
                                                   -------------------------------------------
                                                       2000             1999          % CHANGE
                                                   -----------       ----------       --------
TRAVEL SEGMENT
      Domestic Rooms (A)
        Month End Actual Rooms ..............           513,703         499,484            3%
        Weighted Average Rooms Available ....           501,929         486,077            3%
      Franchise Fee per Weighted Average Room       $    228.32     $    232.88           (2%)
                                                    -----------     -----------
      Total Franchise Fees ..................       $       115     $       113            2%

      Car Rental Days .......................        15,851,719      15,315,889            3%
      Franchise Fee per Rental Day ..........       $      2.83     $      2.92           (3%)
                                                    -----------     -----------
      Total Franchise Fees ..................       $        45     $        45           --

        Sub-Total Franchise Fees ............       $       160     $       158            1%

      Number of Timeshare Exchanges (B) .....           360,968         390,809
      Annualized Number of Exchanges ........         1,443,872       1,563,236
      Average Subscriptions .................         2,341,576       2,299,123
                                                    -----------     -----------
      Total Exchanges and Subscriptions .....         3,785,448       3,862,359
      Average Fee ...........................       $     23.01     $     22.06            4%
                                                    -----------     -----------
      Total Exchange/Subscription Fees (C) ..       $        87     $        85            2%
                                                    -----------     -----------

      Other Revenue .........................       $        47     $        47            --

                                                    -----------     -----------
      TOTAL TRAVEL REVENUE ..................       $       294     $       290            1%
                                                    ===========     ===========

REAL ESTATE FRANCHISE SEGMENT
      Closed Sides - Domestic ...............           503,921         524,777           (4%)
      Average Price .........................       $   172,594     $   151,430           14%
      Adjusted Royalty Rate .................              0.16%           0.15%           7%
                                                    -----------     -----------
      Total Royalties .......................               137             122           12%
      Other .................................                29              37          (22%)
                                                    -----------     -----------
      Total Revenue .........................       $       166     $       159            4%
                                                    ===========     ===========

MORTGAGE SEGMENT
      Production Loan Closings (D) ..........       $     5,916     $     7,816          (24%)
      Average Servicing Loan Portfolio ......       $    58,273     $    43,751           33%

----------
(A) Adjusted retrospectively to reflect improved room count information not previously available as a result of the "Power Up" technology initiative within the lodging business unit.
(B) Adjusted retrospectively to reflect additional categories of confirmation modifications.
(C) Second Quarter 2000 includes $2 million reduction as a result of the implementation of SAB 101 and its impact on the timing of subscription revenue recognition.
(D) The $1.9 billion decrease in production loan closings is comprised of a $1.4 billion reduction in mortgage refinancing volume and a $500 million decrease in closings for home purchases.

                                                                         TABLE 6


                      CENDANT CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (IN BILLIONS)


                                                                               JUNE 30,               DECEMBER 31,
                                                                                2000                     1999
                                                                             ---------                 ---------
ASSETS

Current assets

  Cash and cash equivalents                                                  $     1.2                 $     1.2

  Other current assets                                                             3.1                       3.4
                                                                             ---------                 ---------

Total current assets                                                               4.3                       4.6

Property and equipment, net                                                        1.3                       1.3

Goodwill, net                                                                      3.2                       3.3

Other assets                                                                       3.3                       3.2
                                                                             ---------                 ---------

Total assets exclusive of assets under programs                                   12.1                      12.4

Assets under management and mortgage programs                                      3.0                       2.7
                                                                             ---------                 ---------

TOTAL ASSETS                                                                $     15.1                $     15.1
                                                                            ==========                ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

  Stockholder litigation settlement and related costs                        $     2.9                 $     2.9

  Other current liabilities                                                        2.1                       2.7
                                                                             ---------                 ---------

Total current liabilities                                                          5.0                       5.6

Long-term debt                                                                     2.1                       2.4

Other non-current liabilities                                                      0.7                       0.8
                                                                             ---------                 ---------

Total liabilities exclusive of liabilities under programs                          7.8                       8.8

Liabilities under management and mortgage programs                                 2.7                       2.6

Mandatorily redeemable preferred securities issued by subsidiaries                 2.1                       1.5

Total stockholders' equity                                                         2.5                       2.2
                                                                             ---------                 ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $     15.1                $     15.1
                                                                            ==========                ==========


                                                                         TABLE 7


                      CENDANT CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)


                                                                                                       SIX MONTHS ENDED JUNE 30,
                                                                                                    ------------------------------
                                                                                                       2000                 1999
                                                                                                       ----                 ----
OPERATING ACTIVITIES
Net cash provided by operating activities exclusive of management and mortgage programs             $      385           $     339
Net cash provided by (used in) operating activities of management and mortgage programs                   (214)                895
                                                                                                    ----------           ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                                  171               1,234
                                                                                                    ----------           ---------


INVESTING ACTIVITIES
Property and equipment additions                                                                          (115)               (130)
Net assets acquired (net of cash acquired) and acquisition-related payments                                (16)               (142)
Net proceeds from dispositions of businesses                                                                 4               2,615
Other, net                                                                                                 (79)                 30
                                                                                                    ----------           ---------
Net cash provided by (used in) investing activities exclusive of management and mortgage programs         (206)              2,373
                                                                                                    ----------           ---------


Management and mortgage programs:
     Repayment on advances on homes under management, net of equity advances                               423                  30
     Additions to mortgage servicing rights, net of proceeds from sale                                    (319)               (247)
     Investment in leases and leased vehicles, net                                                           -                (773)
                                                                                                    ----------           ---------
                                                                                                           104                (990)
                                                                                                    ----------           ---------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                                       (102)              1,383
                                                                                                    ----------           ---------


FINANCING ACTIVITIES
Principal payments on borrowings                                                                          (776)                 (1)
Debt financing costs                                                                                         -                  (6)
Issuances of common stock                                                                                  536                  52
Repurchases of common stock                                                                               (300)             (1,342)
Proceeds from mandatorily redeemable preferred securities issued by subsidiaries                           466                   -
Other, net                                                                                                  (3)                  -
                                                                                                    ----------           ---------
Net cash used in financing activities exclusive of management and mortgage programs                        (77)             (1,297)
                                                                                                    ----------           ---------

Management and mortgage programs:
     Proceeds received for debt repayment in connection with fleet segment disposition                       -               3,017
     Proceeds from debt issuance or borrowings                                                           2,009               3,068
     Principal payments on borrowings                                                                   (2,719)             (4,655)
     Net change in short-term borrowings                                                                   765                (763)
                                                                                                    ----------           ---------
                                                                                                            55                 667
                                                                                                    ----------           ---------

NET CASH USED IN FINANCING ACTIVITIES                                                                      (22)               (630)
                                                                                                    ----------           ---------

Effect of changes in exchange rates on cash and cash equivalents                                            23                  67
                                                                                                    ----------           ---------

Net increase in cash and cash equivalents                                                                   70               2,054

Cash and cash equivalents, beginning of period                                                           1,164               1,009
                                                                                                    ----------           ---------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                            $    1,234           $   3,063
                                                                                                    ==========           =========
